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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: October 14, 1999


                          PROFESSIONAL BANCORP, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


      PENNSYLVANIA                   0-11223                   95-3701137
(State or other jurisdiction       (Commission               (IRS Employer
   of incorporation)               File Number)              Identification No)


     606 BROADWAY, SANTA MONICA, CA                       90401
 (Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area code: (310) 458-1521

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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


Professional Bancorp, Inc. (the "Company") is filing this report on Form 8-K to report a change in certifying accountants.

The following sets forth the information required by:

 Item 304 (a)(1) of Regulation S-K:

      (i) Effective October 1, 1999, KPMG LLP resigned as the Company's principal accountant.
      (ii) KPMG LLP report's on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
      (iii) The resignation of KPMG LLP was accepted by the Audit Committee of the Company's Board of Directors.
      (iv) In the process of preparing the Company's financial results for the fiscal year ended December 31, 1998, the Company quantified its allowance for loan losses in an amount with which KPMG LLP disagreed. The matter was discussed among the Company's management, the Audit Committee and KPMG LLP and was resolved by the Company adjusting its financial statements to reflect a level of allowance for loan losses agreeable to the Company and KPMG LLP. Other than the foregoing, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure during the past two fiscal years and subsequent interim periods preceding the resignation of KPMG LLP.
      (v) During the Company's two most recent fiscal years and subsequent interim periods, there have occurred none of the "reportable events" listed in Item 304 (a)(1)(v)(A-D) of regulation S-K.


The Company's Audit Committee and Board of Directors are in the process of interviewing successor accountants and expects to announce the new accountants soon.
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Item 304 (a)(3) of Regulation S-K:

The Company has requested and received from KPMG LLP the letter required by Item 304(a)(3) of Regulation S-K. Such letter is filed as an exhibit to this report, and states that KPMG LLP agrees with the statements made by the Company in this report in response to Item 304 (a)(1) of Regulation S-K.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)  Exhibits

           1.  Letter provided by KPMG LLP as former Accountant pursuant to
               Item 304 (a)(3) of Regulation S-K.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 14, 1999          Professional Bancorp, Inc.

                            By: /s/ Julie P. Thompson
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                                Julie P. Thompson
                                Chairman of the Board